Exhibit 99.1




                           CERTIFICATION
                                OF
                          PSB HOLDINGS, INC.
             UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002


     The undersigned Chief Executive Officer of PSB Holdings, Inc. (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     Date:  August 13, 2002

                                   DAVID K. KOPPERUD
                                   David K. Kopperud
                                   President and CEO


     The undersigned Chief Financial Officer of PSB Holdings, Inc. (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     Dated: August 14, 2002

                                   SCOTT M. CATTANACH
                                   Scott M. Cattanach
                                   Treasurer
                                   (Chief Financial Officer)